UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

(e)
On October 23, 2014, Valero’s board of directors approved grants of long-term incentive awards to Valero’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K). The grants were made under Valero’s 2011 Omnibus Stock Incentive Plan, and represented awards of (i) options to purchase shares of Valero’s common stock (“Common Stock”), (ii) restricted shares of Common Stock, and (iii) performance shares.

The stock options have an exercise price equal to the reported market price of the Common Stock on the date of grant, vest annually in one-third increments beginning October 23, 2015, and expire ten years from the date of grant. The options become exercisable, if at all, annually in equal one-third increments and are exercisable only if the reported market price of Valero’s Common Stock on the NYSE increases to a price that is 25 percent greater than the options’ exercise price.

The restricted shares vest (become nonforfeitable) in annual one-third installments over a period of three years beginning October 23, 2015.

The performance shares are subject to vesting in three annual increments based upon Valero’s total shareholder return (TSR) compared to its peers during one-year, two-year, and three-year performance periods (the first vesting date being in January 2016 for the performance period ending in 2015). On their vesting dates, the performance shares are payable in shares of Common Stock in amounts ranging from zero to 200 percent of the number of vested performance shares. Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Common Stock) during the performance measurement periods, subject to Valero’s achievement of prescribed TSR rankings relative to Valero’s peers.

The specific long-term incentive grants made to Valero’s named executive officers on October 23, 2014 are listed below.

name and title	performance stock options	restricted shares	performance shares
Joseph W. Gorder, CEO	43,810	78,850	52,570
Michael S. Ciskowski, EVP & CFO	17,320	31,180	20,790
R. Lane Riggs, EVP	8,000	14,500	10,000
Jay D. Browning, EVP & General Counsel	7,640	13,750	9,170
R. Michael Crownover, EVP	7,295	13,125	8,750

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.01
Valero Energy Corporation 2011 Omnibus Stock Incentive Plan - incorporated by reference to Appendix A to Valero’s definitive proxy statement on Schedule 14A filed March 18, 2011 (SEC File No. 1-13175).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: October 29, 2014            by: /s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel